UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):       February 14, 2012

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

In December 2006, Carlton Energy Group, LLC (“Carlton”) instituted litigation against an individual, Eurenergy Resources Corporation (“Eurenergy”) and several other entities including New Concept Energy, Inc., which was then known as CabelTel International Corporation (the “Company”) alleging tortious conduct, breach of contract and other matters and as to the Company that it was the alter ego of Eurenergy.  The Carlton claims were based upon an alleged tortious interference with a contract by the individual and Eurenergy related to the right to explore a coal bed methane concession in Bulgaria which had never (and has not to this day) produced a drop of hydrocarbons.  At no time during the pendency of the project or since did the Company or any of its officers or directors have any interest whatsoever in the success or failure of the so-called “Bulgaria Project.”  However, in the litigation, Carlton alleged that the Company was the alter ego of certain of the other Defendants including Eurenergy.

Following a jury trial in 2009, the Trial Court (295th District Court of Harris County, Texas) reduced actual damages found by the jury of $66.5 million and entered a Judgment against The individual and Eurenergy jointly and severely for $31.16 million in actual damages on the tortious interference claim and the Court further assessed exemplary damages against The individual and Eurenergy in the amount of $8.5 million each.  The Trial Court granted a Judgment for the Company that it was not the alter ego of any of the other parties and thereby would not incur any damages.

Cross appeals were filed by Carlton, The individual and Eurenergy to the Court of Appeals for the First District of Texas (the “Court of Appeals”) which rendered its opinion on February 14, 2012.  The Court of Appeals opinion, among other things, reinstated the jury award of actual damages jointly and severely against The individual and Eurenergy in the amount of $66.5 million and overturned the Trial Court’s ruling favorable to the Company rendering a judgment for that amount plus exemplary damages against the Company as the “alter ego” of Eurenergy.

The Company plans to timely file a Petition for Review of the Court of Appeals decision with the Supreme Court of the State of Texas.  The Company vigorously denies that it is the “alter ego” of any other entity; further the Company strongly believes that the Court of Appeals opinion is erroneous in concluding that the Company is an “alter ego” of any other entity which is contrary to Nevada substantive law.  There are also questions regarding the underlying liability of Eurenergy and if Eurenergy is successful in its petition for review or, even if Eurenergy is unsuccessful if the Company is successful on its positions described above, the Trial Court’s Judgment could be reinstated and the Company would then have no liability on this claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: March 13, 2012	NEW CONCEPT ENERGY, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, President, Chief
Executive Officer and Chief Financial
Officer